EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-37073 and 333-275891) and Form S-8 (File Nos. 333-46943, 033-62280 and 333-235907) of Glen Burnie Bancorp and Subsidiaries of our report dated March 22, 2024 relating to the financial statements and financial statement schedules for the two years ended December 31, 2023 listed in the accompanying index.

/S/ UHY LLP

Salisbury, Maryland

April 2, 2024